For Immediate Release

  FROM:
  Ameritrans Capital Corporation
  For more information Contact:
  Gary C. Granoff
  (800) 214-1047

       AMERITRANS REPORTS SECOND QUARTER FISCAL 2005 RESULTS

  New York, NY, May 16, 2005- Ameritrans Capital Corporation
  (NASDAQ: AMTC, AMTCP) reported financial results for the quarter ended March 31, 2005. For the Company's third fiscal quarter, total investment income was $1.39 million compared to $1.43 million during the prior comparable period. Ameritrans reported a net loss available to common shareholders for the third quarter of fiscal 2005 of ($14,075) or ($0.01) per basic and diluted common share, versus a net loss for the third quarter of fiscal 2004 of ($135,998) or ($.07) per basic and diluted common share. The Company's net loan portfolio at March 31, 2005 was $52.9 million versus $54.1 million at March 31, 2004. Not included in the net loan portfolio at March 31, 2005 is $2.38 million of medallions owned versus $1.42 million at March 31, 2004, which are represented through inter-company receivables from wholly-owned subsidiaries. The Company's net equity securities at March
  31, 2005 were $1,196,838 versus $1,011,507 at March 31, 2004.

  For the nine months ended March 31, 2005, Ameritrans reported total investment income of $3.99 million, compared to $4.30 million during the prior comparable period. Net loss available to common shareholders for the nine months ended March 31, 2005 was ($425,353) or ($.21) per share versus ($616,963) or
  ($.30) per share for the nine months ended March 31, 2004.

  The above information takes into account the effect on common stockholders after payment of the preferred dividends paid on the Company's outstanding 9 3/8 cumulative participating preferred stock. On an operating basis the Company had a net income of $70,300 for the three months ended March 31, 2005 and a net loss of ($51,623) for the three months ended March 31, 2004. On an operating basis the net loss was ($172,228) for the nine months ended March 31, 2005 versus ($363,838) for the nine months ended
  March 31, 2004.

  Commenting on the results, Gary C. Granoff, Ameritrans' president said, "On a current operating basis, our gross investment income during the past quarter and during the last nine months has been negatively impacted by loans made during the prior fiscal year in the lower interest rate environment and due to an increase in our interest expense on our bank loans since the Fed began raising short term interest rates. While we are making new loans to borrowers at higher interest rates than during the last fiscal year, it will take time for the loan portfolio to generate higher gross interest income from new loans."

  Mr. Granoff stated further, "This past quarter was also negatively impacted by charges to our write off and depreciation on interest and loans receivables account by an $81,356 expense and which totaled $471,415 for the first nine months. These charges were essentially for a small number of diversified loans which were written down to estimated net realizable value."

  Granoff continued, "Although we have experienced a difficult nine months, we have continued to increase the size of our loan portfolio and we are actively making new loans and investments which on an operating basis should help restore us to profitable operations in the future."

  Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980. The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, New York 10017.

  THIS ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
   SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTLY ANTICIPATED OR PROJECTED. AMERITRANS CAPITAL CORPORATION CAUTIONS INVESTORS NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS TO MANAGEMENT'S EXPECTATIONS ON THIS DATE.

               AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                 March 31, 2005 (Unaudited) and June 30, 2004

                                    ASSETS
                                   March 31, 2005            June 30, 2004

  Loans receivable                     $53,414,168              $49,900,989
  Less: unrealized
  depreciation on
  loans receivable                        (541,401)                (509,770)

  Loans receivable, net                 52,872,767               49,391,219

  Cash and cash equivalents                755,127                  416,600

  Accrued interest receivable, net
  of unrealized depreciation of
  $92,000 and $30,500, respectively        786,946                  969,912


  Assets acquired in satisfaction
  of loans                                 474,728                1,421,723


  Receivables from debtors on sales of
  assets acquired in satisfaction
  of loans                                 463,233                  422,158


  Equity securities                      1,196,838                1,038,617

  Furniture, equipment and leasehold
  improvements, net                        370,506                  439,262

  Medallions Under Lease                 2,382,201                2,382,201

  Prepaid expenses and other assets        599,873                  610,214

               TOTAL ASSETS            $59,902,219              $57,091,906





The accompanying notes are an integral part of these financial statements.
      .

    AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS

      March 31, 2005 (Unaudited) and June 30, 2004

           LIABILITIES AND STOCKHOLDERS' EQUITY


                                    March 31, 2004        June 30, 2004

  LIABILITIES
    Debentures payable to SBA          $12,000,000          $12,000,000

    Notes payable, banks                31,970,652           28,908,652

    Accrued expenses and other
    liabilities                            791,089              578,790

    Accrued interest payable               124,908              271,630
        Dividends payable                   84,375               84,375

            TOTAL LIABILITIES           44,971,024           41,843,447


  COMMITMENTS AND CONTINGENCIES
  STOCKHOLDERS' EQUITY
    Preferred stock 500,000
     shares authorized, none issued
     or outstanding                              -                    -

  9 3/8% cumulative participating
      callable preferred stock $.01 par
      value, $12.00 face value, 500,000
      shares authorized; 300,000 shares
      issued and outstanding             3,600,000            3,600,000

   Common stock, $.0001 par value:
      5,000,000 shares authorized;
      2,045,600 shares issued,
      2,035,600 outstanding                    205                  205

     Additional paid-in-capital         13,869,545           13,869,545
     Accumulated deficit                (2,327,761)          (1,902,408)
     Accumulated other
      comprehensive loss                  (140,794)            (248,883)
                                        15,001,195           15,318,459

    Less: Treasury stock, at cost,
      10,000 shares of common stock        (70,000)             (70,000)

       TOTAL STOCKHOLDERS' EQUITY       14,931,195           15,248,459

       TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY     $59,902,219          $57,091,906


     The accompanying notes are an integral part of these financial statements.

      AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF OPERATIONS


For the Three Months and Nine Months Ended March 31, 2005
                        (Unaudited)

                                Three Months   Three Months    Nine Months     Nine Months
                                    Ended           Ended          Ended          Ended
                                    March 31,      March 31,      March 31,     March 31,
                                     2005            2004           2005           2004
  INVESTMENT INCOME
   Interest on loans receivable    $1,213,236     $1,249,444     $3,497,001     $3,970,646
   Fees and other income              129,594        130,030        318,821        238,476
   Leasing income                      50,826         48,837        176,159         86,385
      TOTAL INVESTMENT INCOME       1,393,656      1,428,311      3,991,981      4,295,507


  OPERATING EXPENSES
    Interest                          449,279        345,172      1,272,435      1,060,604
    Salaries and employee benefits    292,927        275,959        848,672        763,525
    Occupancy costs                    46,336         50,383        141,953        148,624
    Professional fees                 148,914        152,349        480,212        507,231
    Other administrative expenses     314,838        321,188        857,791        927,697
    Loss and impairments on assets acquired in
       satisfaction of loans, net      18,198          5,102         50,745         41,171
    Foreclosure expense                     -         46,769         14,194        310,302
    Write off and depreciation
       on interest and loans
       receivable                      81,356        254,159        471,415        865,713
          TOTAL OPERATING EXPENSES  1,351,848      1,451,081      4,137,417      4,624,867
          OPERATING LOSS               41,808        (22,770)      (145,436)      (329,360)

  OTHER INCOME (EXPENSE)
    (Loss) gain on sale of
      securities                            -              -        (50,000)         5,665
    Gain on sale of asset acquired     32,829              -         34,713              -
    Equity in loss of investee              -        (24,747)        (4,021)       (24,747)
  TOTAL OTHER INCOME (EXPENSE)         32,829        (24,747)       (19,308)       (19,082)
 LOSS BEFORE PROVISION
    FOR INCOME TAXES                   74,637        (47,517)      (164,744)      (348,442)

  PROVISION FOR INCOME TAXES            4,337          4,106          7,484         15,396
  NET LOSS                          $  70,300     $  (51,623)     $(172,228)     $(363,838)
  DIVIDENDS ON PREFERRED STOCK      $ (84,375)     $ (84,375)     $(253,125)     $(253,125)
  NET LOSS AVAILABLE TO
   COMMON SHAREHOLDERS              $ (14,075)     $(135,998)     $(425,353)     $(616,963)

  WEIGHTED AVERAGE SHARES OUTSTANDING
  - Basic                            2,035,600      2,035,600      2,035,600      2,035,600
  - Diluted                          2,035,600      2,035,600      2,035,600      2,035,600

  NET LOSS PER COMMON SHARE
  - Basic                           $    (0.01)    $    (0.07)   $    (0.21)     $    (0.30)
  - Diluted                         $    (0.01)    $    (0.07)   $    (0.21)     $    (0.30)
